SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            _____________________

                                  FORM 8-K
                            _____________________


            CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                         COMMISSION FILE NO.: 0-24185



                        Date of Report: March 13, 2006



                       CENTRAL AMERICAN EQUITIES CORP.
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            (Exact name of registrant as specified in its charter)


         Florida                                          65-0636168
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   (State of other jurisdiction of                  (IRS Employer
    incorporation or organization                    Identification No.)


     Hotel Alta Interlink 964, POB 02-5635, Miami, FL       33102
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   (Address of principal executive offices)               (Zip Code)


                              011-506-282-4160
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             (Registrant's telephone number including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      On March 13, 2006 Central American Equities Corp. and its wholly-owned subsidiary, Ostar Acquisition Corp., entered into an Agreement and Plan of Merger with Ostar Pharmaceutical, Inc. Ostar Pharmaceutical owns 60% of Hebei Aoxing Pharmaceutical Group, which is involved in the business of manufacturing and distributing analgesic drugs in the People's Republic of China.

      The Agreement provides that at a closing, which is expected to occur later in March, Ostar Pharmaceutical will be merged into Ostar Acquisition Corp., and become a wholly-owned subsidiary of Central American Equities Corp. In connection with the merger, Central American Equities Corp. will issue to the shareholders of Ostar Pharmaceutical 37,858,447 share of common stock and 300,000 shares of a new Series C Preferred Stock. The Series C Preferred Stock will be convertible into a total of 120,000,000 shares of common stock. Accordingly, the current shareholders of Ostar Pharmaceutical will own, after the merger, on a fully-diluted basis, 157,858,447 shares of Central American Equities Corp common stock, representing 98.7% of the outstanding, fully-diluted common shares.

      On the same date, Michael Caggiano, Richard Wm. Talley, and P. James Voloshin, the principal shareholders of Central American Equities Corp. (the "Principal Shareholders"), entered into a Put and Call Option Agreement with Warner Technology and Investment Corp. The Agreement provides that the Principal Shareholders can require Warner Technology to purchase, or Warner Technology can require the Principal Shareholders to sell, 551,415 shares of Central American Equities Corp. common stock at any time during the period commencing 90 days after the closing of the merger and ending one year after the closing of the merger. Warner Technology will pay the Principal Shareholders $200,000 on the closing date of the merger in consideration of their entry into the Put and Call Option Agreement. The purchase price, if either option is exercised, will be $250,000.

      On the same date, Central American Equities Corp. entered into a Subsidiary Purchase Agreement with the Principal Shareholders. The Agreement provides that at any time during the period commencing 90 days after closing of the merger and ending 180 days after closing of the merger, Central American Equities Corp. may require the Principal Shareholders to purchase, or the Principal Shareholders may require Central American Equities Corp. to sell, all of the Costa Rican corporations that are, at present, the subsidiaries of Central American Equities Corp. The purchase price, if either option is exercised, will be $300,000. In addition, the Principal Shareholders will be required to indemnify Central American Equities Corp. against any liabilities that existed on the date of the merger closing or that arose in connection with the operations of the subsidiaries.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

10-a Agreement and Plan of Merger dated March 13, 2006 among Ostar
     Pharmaceutical, Inc., Ostar Acquisition Corp. and Central American Equities Corp.

10-b Put and Call Option Agreement dated March 13, 2006 among Warner
     Technology and Investment Corp. and Richard Wm. Talley, Michael Caggiano and P. James Voloshin.

10-c Subsidiary Purchase Agreement dated March 13, 2006 among Central
     American Equities Corp. and Richard Wm. Talley, Michael Caggiano and P. James Voloshin.

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                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CENTRAL AMERICAN EQUITIES CORP.

                                  By: /s/ Michael N. Caggiano
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                                  Michael N. Caggiano, Chief Executive Officer